UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 15, 2006

THE MARCUS CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-12609	39-1139844
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)

(414) 905-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On August 15, 2006, the Compensation Committee of the Board of Directors of The Marcus Corporation (the “Company”) awarded each of Messrs. Gregory S. Marcus, Thomas F. Kissinger, Douglas A. Neis, Bruce J. Olson and William J. Otto 7,500 restricted shares of the Company’s Common Stock under The Marcus Corporation 2004 Equity Incentive Plan. If the executive is still then employed by the Company or a subsidiary, shares of restricted stock will vest 50% on the third anniversary of the date of grant and 100% after the fifth anniversary of the date of grant or upon the executive’s earlier death, disability or retirement.

        In connection with the grants of restricted shares of the Company’s Common Stock discussed above, the Company entered into a 2004 Equity Incentive Plan Restricted Stock Agreement with each of the above named executives. The form of 2004 Equity Incentive Plan Restricted Stock Agreement and the form of cover letter to the 2004 Equity Incentive Plan Restricted Stock Agreement are filed as exhibits hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Form of The Marcus Corporation 2004 Equity Incentive Plan Restricted Stock Agreement.

(10.2)	Form of Cover Letter to The Marcus Corporation 2004 Equity Incentive Plan Restricted Stock Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION
Date: August 18, 2006	By: /s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer

THE MARCUS CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Form of The Marcus Corporation 2004 Equity Incentive Plan Restricted Stock Agreement.

(10.2)	Form of Cover Letter to The Marcus Corporation 2004 Equity Incentive Plan Restricted Stock Agreement.